Exhibit 10.25

SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT

THIS SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of September 2, 2010, is made and entered into by and between SIRVA Mortgage, Inc., an Ohio corporation (the “Seller”) and U.S. Bank National Association (the “Buyer”).

RECITALS:

A. The Seller and the Buyer are parties to that certain Master Repurchase Agreement dated as of December 30, 2009, as amended by a First Amendment to Master Repurchase Agreement dated as of July 16, 2010 (as so amended, the “Repurchase Agreement”).

B. The Seller and the Buyer now desire to amend certain provisions of the Repurchase Agreement as set forth herein.

AGREEMENT:

In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.

Section 2. Amendments. The following amendments are made to the Repurchase Agreement:

2.1. The definition of “Low CLTV Mortgage Loan” in Section 1.2 of the Repurchase Agreement is amended to read in its entirety as follows:

“Low CLTV MIP Mortgage Loan” means a MIP Mortgage Loan which has a Cumulative Loan-to-Value Ratio greater than 100% but not exceeding 103%.

2.2. Section 14 of Schedule DQ to the Repurchase Agreement is amended to read in its entirety as follows:

“14. Any Purchased Loan is listed on an Exception Report (for the avoidance of doubt, this means a Purchased Loan is subject to discrepancies, inconsistencies or has documents that are incomplete) and, if the related exception(s) pertain to documents other than the original Mortgage Note, such exceptions shall not be remedied in a manner satisfactory to Buyer within three Business Days after such listing, unless the Buyer has exercised its discretion to exclude such Purchased Loan from the list of Disqualifiers under Section 4.2; provided, however, that any Purchased Loan shall be deemed ineligible immediately if any of the related exception(s) pertain to the original Mortgage Note.”

2.3. Section 15 of Schedule EL to the Repurchase Agreement is amended to read in its entirety as follows:

“(15) That has a Cumulative Loan-to-Value Ratio greater than:

(a) for qualifying FHA Loans and VA Loans, one hundred percent (100%);

(b) for High CLTV MIP Mortgage Loans, one hundred five percent (105%); and

(c) for Low CLTV MIP Mortgage Loans, one hundred three percent (103%).”

Section 3. Conditions Precedent and Effectiveness. This Amendment shall be effective as of the date first above written, upon the occurrence of the following events:

3.1. delivery to the Buyer of this Amendment duly executed by the Seller in a quantity sufficient that the Buyer and the Seller may each have a fully executed original of each such document;

3.2. delivery to the Buyer of a resolution of the Seller’s board of directors, certified as of the date of this Amendment by its corporate secretary, authorizing the execution, delivery, and performance of this Amendment and all other agreements, instruments, certificates, and other documents required in connection herewith (collectively, the “Amendment Documents”), which certificate shall also certify as to the incumbency of the officers executing the Amendment Documents on behalf of the Seller; and

3.3. delivery to the Buyer of such other documents as it may reasonably request.

Section 4. Costs and Expenses. The Seller hereby reaffirms its agreement under the Repurchase Agreement to pay or reimburse the Buyer on demand for all costs and expenses incurred by the Buyer in connection with the Repurchase Agreement and the Transactions, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Seller specifically agrees to pay all fees and disbursements of counsel to the Buyer for the services performed by such counsel in connection with the preparation of the Amendment Documents.

Section 5. Miscellaneous.

5.1. Ratifications. The terms and provisions of this Amendment shall modify and supersede all inconsistent terms and provisions of the Repurchase Agreement and the other Repurchase Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.

5.2. Seller Representations and Warranties. The Seller hereby represents and warrants that (a) the representations and warranties made by the Seller in Article 15 of the Repurchase Agreement and in the other Repurchase Documents are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof, and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

5.3. Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.

5.4. Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement refers to the Repurchase Agreement as amended and modified hereby.

5.5. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

5.6. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Buyer, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Buyer.

5.7. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

5.8. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.9. ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO OR THERETO.

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IN WITNESS WHEREOF the parties have caused this Amendment to be executed as of the date first written above.

SELLER AND SERVICER:

SIRVA MORTGAGE, INC., as Seller and Servicer

By:	/s/ Paul E. Klemme
Name:	Paul E. Klemme
Title:	President
Date:	9/2/10

BUYER:

U.S. BANK NATIONAL ASSOCIATION, as Buyer

By:	/s/ Edwin D. Jenkins
Name:	Edwin D. Jenkins
Title:	Senior Vice President
Date:	September 2, 2010

[Signature Page to Second Amendment to Master Repurchase Agreement]